Exhibit 99.1

Apple REIT Eight

Marriott
TownePlace
SUITES

MARCH 31, 2011

APPLE REIT EIGHT 2011 FIRST QUARTER

DEAR SHAREHOLDER

GLADE M. KNIGHT

The Apple REIT Eight, Inc. portfolio consists of 51 Marriott®- and Hilton®-branded hotels with 5,909 guestrooms located in 19 states. With economic conditions in the majority of our markets showing evidence of improvement, I am optimistic that 2011 will be a year of steady progress for the Company.

For the three months ended March 31, 2011 and 2010, our hotels reported average occupancy of 66% and 65%, average daily rate (ADR) of $106 and $105, and revenue per available room (RevPAR) of $70 and $68 for each period, respectively. Although results have not yet reached pre-recession levels, increasing demand for travel and stabilization within the hotel industry are evident in the modest improvement in occupancy and ADR as well as the three percent increase in RevPAR our hotels experienced during the first quarter of 2011 as compared to the first quarter of 2010. Since several Apple REIT Eight hotels are located on or near beaches along the east coast, seasonality plays a role in the overall performance of this portfolio and we anticipate stronger operations in the spring and summer travel seasons.

Funds from operations (FFO) for Apple REIT Eight for the first quarter of this year totaled $6.7 million, or $0.07 per share, slightly behind results for the same period of last year (excluding a $3 million one-time gain on sale of stock in the first quarter of 2010). For the first three months of the year, the Company paid distributions of $0.19 per share, an annualized distribution rate of seven percent based on an $11 share price. Our management team and Board of Directors will continue to prudently monitor hotel operations as compared to distributions and may make adjustments as needed, based on available cash resources. Our objective in setting an annualized distribution rate is to provide consistency during the life of our program, taking into account varying economic cycles, capital improvements and ramp-up periods.

Despite the recessionary environment that soon followed the acquisition of the Apple REIT Eight portfolio, our balance sheet has remained sound with current debt outstanding at approximately 22 percent of our total initial capitalization. The Apple REIT Eight portfolio includes high quality hotels that represent some of the top brands in the hotel industry and even though earnings are recovering more slowly than anticipated, we are confident in the long-term success of our portfolio. We will continue to explore all options to maximize revenue to quicken the ramp-up period of this portfolio while maintaining debt levels as low as possible.

Each quarter, we redeem a limited number of shares through our Unit Redemption Program at the purchase price paid per Unit. This program is generally funded by our Dividend Reinvestment Program (DRIP); therefore the Company limits the number of Units that may be redeemed during any 12-month period to approximately three percent of the weighted average of outstanding Units during the preceding 12-month period. At times when requests for redemptions exceed this amount, the Company may make distributions on a pro-rata basis, subject to guidelines as outlined in the Offering Prospectus or as otherwise adopted by our Board of Directors. During the three months ended March 31, 2011, the Company redeemed Units on a pro-rata basis, as contemplated in the program, in the amount of approximately $8 million. This conservative approach allows us the ability to minimize debt by spreading the redemptions throughout the year and to maintain the long-term structure of the investment.

Industry analysts anticipate the increase in demand together with limited new lodging supply will continue to drive improvements in RevPAR across the hotel industry throughout 2011 and 2012. I believe we are well-poised to benefit as market conditions improve. Thank you for your investment.

Sincerely,

Glade M. Knight
Chairman and Chief Executive Officer

STATEMENTS OF OPERATIONS (Unaudited)

(In thousands except statistical data)	Three months ended March 31, 2011	Three months ended March 31, 2010

REVENUES
Room revenue	$37,496	$36,555
Other revenue	2,821	2,848

Total revenue	$40,317	$39,403

EXPENSES
Direct operating expense	$11,264	$11,025
Other hotel operating expenses	18,500	18,023
General and administrative	1,134	1,197
Depreciation	8,833	8,652
Investment income, net	-	(3,016)
Interest expense, net	2,695	2,133

Total expenses	$42,426	$38,014

NET INCOME (LOSS)
Net income (loss)	$(2,109)	$1,389

Net income (loss) per share	(0.02)	$0.01

FUNDS FROM OPERATIONS (A)
Net income (loss)	$(2,109)	$1,389
Depreciation of real estate owned	8,833	8,652

Funds from operations	$6,724	$10,041

FFO per share	$0.07	$0.11

WEIGHTED-AVERAGE SHARES OUTSTANDING	94,364	93,769

OPERATING STATISTICS
Occupancy	66%	65%
Average daily rate	$106	$105
RevPAR	$70	$68
Number of hotels	51	51
Dividends per share	$0.19	$0.19

BALANCE SHEET HIGHLIGHTS (Unaudited)

(In thousands)	March 31, 2011	December 31, 2010

ASSETS
Investment in real estate, net	$937,140	$945,312
Other assets	22,046	17,174

Total assets	$959,186	$962,486

LIABILITIES AND SHAREHOLDERS’ EQUITY
Notes payable	$216,729	$200,439
Other liabilities	27,679	25,478

Total liabilities	244,408	225,917
Total shareholders’ equity	714,778	736,569

Total liabilities & shareholders’ equity	$959,186	$962,486

(A) Funds from operations (FFO) is defined as net income (loss) (computed in accordance with generally accepted accounting principles – GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization. The company considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the company’s activities in accordance with GAAP. FFO is not necessarily indicative of cash available to fund cash needs.

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at March 31, 2011 and the results of operations for the interim periods ended March 31, 2011. Such interim results are not necessarily indicative of the results that can be expected for the full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple REIT Eight, Inc. 2010 Annual Report.

MARKET DIVERSITY
Portfolio of hotels

STATE / CITY
ALABAMA
Birmingham
ARKANSAS
Rogers (2), Springdale
CALIFORNIA
Burbank, Cypress, Oceanside, Sacramento, San Jose, Tulare
FLORIDA
Jacksonville, Orlando/Sanford, Tallahassee, Tampa
GEORGIA
Savannah/Port Wentworth, Savannah
KANSAS
Overland Park (3), Wichita
KENTUCKY
Bowling Green
MARYLAND
Annapolis
MASSACHUSETTS
Marlborough, Westford (2)
MISSOURI
Kansas City
NEW JERSEY
Somerset
NEW YORK
New York City
NORTH CAROLINA
Carolina Beach, Concord, Dunn, Fayetteville, Greensboro, Matthews, Wilmington, Winston-Salem
OKLAHOMA
Tulsa/South-Bixby
SOUTH CAROLINA
Columbia, Greenville, Hilton Head
TENNESSEE
Chattanooga
TEXAS
Texarkana (2)
VIRGINIA
Charlottesville, Harrisonburg, Norfolk/Chesapeake, Suffolk/Chesapeake (2), Virginia Beach (2)
WASHINGTON
Tukwila

CORPORATE HEADQUARTERS
814 East Main Street Richmond, Virginia 23219 (804) 344-8121 (804) 344-8129 FAX www.applereiteight.com

INVESTOR INFORMATION
For additional information about the company, please contact: Kelly Clarke, Director of Investor Services 804-727-6321 or kclarke@applereit.com

CORPORATE PROFILE

Apple REIT Eight, Inc. is a real estate investment trust (REIT) focused on the ownership of hotels that generate attractive returns for our shareholders. Our hotels operate under the Courtyard® by Marriott®, Fairfield Inn & Suites® by Marriott®, Residence Inn® by Marriott®, SpringHill Suites® by Marriott®, TownePlace Suites® by Marriott®, Marriott® Hotels & Resorts, Renaissance® Hotels, Homewood Suites by Hilton®, Hilton Garden Inn®, Hampton Inn® and Hampton Inn & Suites® brands. Our portfolio consists of 51 hotels, containing a total of 5,909 guestrooms in 19 states.

MISSION

Apple REIT Eight is a premier real estate investment company committed to providing maximum value for our shareholders.

COVER: TOWNEPLACE SUITES, TEXARKANA, TX

This quarterly report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include: the availability and terms of financing; changes in national, regional and local economies and business conditions; competitors within the hotel industry; and the ability of the company to implement its operating strategy and to manage planned growth.

In addition, the timing and amounts of distributions to common shareholders are within the discretion of the company’s board of directors. Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate; therefore, there can be no assurance that such statements included in this quarterly report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved.

“Marriott ®,” “Courtyard ® by Marriott ®,” “SpringHill Suites® by Marriott ®,” “Fairfield Inn® by Marriott ®,” “Fairfield Inn & Suites® by Marriott ®,” “TownePlace Suites® by Marriott ®,” “Residence Inn® by Marriott ®” and “Renaissance Hotels & Resorts ®” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references to “Marriott” mean Marriott International, Inc. and all of its affiliates and subsidiaries and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this report, whether relating to the hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Eight or otherwise. Marriott was not involved in any way whether as an “issuer” or “underwriter” or otherwise in the Apple REIT Eight offering and received no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this report, and the grant by Marriott of any franchise or other rights to Apple REIT Eight shall not be construed as any expression of approval or disapproval. Marriott has not assumed and shall not have any liability in connection with this report.

“Hampton Inn®,” “Hampton Inn & Suites®,” “Hilton Garden Inn®” and “Homewood Suites by Hilton®” are each a registered trademark of Hilton Worldwide or one of its affiliates. All references to “Hilton” mean Hilton Worldwide and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this report, whether relating to hotel information, operating information, financial information, Hilton’s relationship with Apple REIT Eight, or otherwise. Hilton was not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the Apple REIT Eight offering and received no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this report, and the grant by Hilton of any franchise or other rights to Apple REIT Eight shall not be construed as any expression of approval or disapproval. Hilton has not assumed and shall not have any liability in connection with this report.

HOMEWOOD SUITES

COURTYARD

FROM LEFT TO RIGHT, TOP TO BOTTOM: HOMEWOOD SUITES, JACKSONVILLE, FL; COURTYARD, VIRGINIA BEACH, VA; COURTYARD, WINSTON SALEM, NC; HOMEWOOD SUITES, CHATTANOOGA, TN; HILTON GARDEN INN, HILTON HEAD, SC; RENAISSANCE NEW YORK HOTEL 57, NEW YORK CITY, NY.